                                                                    Exhibit 21.1

                      Health Care Property Investors, Inc.

List of Subsidiaries
--------------------

Texas HCP, Inc., a Maryland corporation
HCPI Mortgage Corp., a Delaware corporation
HCPI Knightdale, Inc., a Delaware corporation
Texas HCP G.P., Inc., a Delaware corporation
HCPI Trust, a Maryland real estate investment trust
Cambridge Medical Properties, LLC, a Delaware limited liability company
HCPI Indiana, LLC, a Delaware limited liability company
Meadowdome LLC, a Maryland limited liability company
Texas HCP Holding, L.P., a Delaware limited partnership
HCPI/San Antonio Limited Partnership, a Delaware limited partnership
Health Care Investors III, a California general partnership
Health Care Property Partners, a California general partnership
HCPI/Kansas Limited Partnership, a Delaware limited partnership
HCPI/Little Rock, Limited Partnership, a Delaware limited partnership HCPI/Colorado Springs, Limited Partnership, a Delaware limited partnership HCPI/Utah, LLC, a Delaware limited liability company
AHE of Somerville, Inc., a Massachusetts corporation
AHP of Nevada, Inc., a Nevada corporation
AHP of Washington, Inc., a Washington corporation
Fayetteville Health Associates Limited Partnership, a Delaware limited partnership
Wichita Health Associates Limited Partnership, a Delaware limited partnership Tucson-Cal Associates, LLC, a Delaware limited liability company
HCP Medical Office Buildings I, LLC, a Delaware limited liability company
HCP Medical Office Buildings II, LLC, a Delaware limited liability company Texas HCP Medical G.P., Inc. a Delaware corporation
Texas HCP Medical Office Buildings, L.P., a Delaware limited partnership HCPI/Idaho Falls, LLC, a Delaware limited liability company
HCPI/Wesley, LLC, a Delaware limited liability company
HCPI/Utah II, LLC, a Delaware limited liability company
HCPI/Stansbury, LLC, a Delaware limited liability company
HCPI Investments, Inc., a Delaware corporation
HC Properties, Inc., a Maryland corporation
Texas Health Care Properties, Inc., a Maryland corporation
Texas HCP G.P., Inc., a Delaware corporation
Davis North I, LLC, a Delaware limited liability company
Perris-Cal Associates, LLC, a California limited liability company
Ft. Worth-Cal Associates, LLC, a California limited liability company Louisiana-Two Associates, LLC, a California limited liability company
Vista Cal Associates, LLC, a California limited liability company
Statesboro Associates, LLC, a California limited liability company

Edgewood Assisted Living Center, LLC, a Michigan limited liability company Indiana HCP G.P., Inc., a Delaware corporation
Indiana HCP I, Inc., a Delaware corporation
Indiana HCP II, Inc., a Delaware corporation
Indiana HCP L.P., a Delaware limited partnership
Seminole Shores Living Center, LLC, a Michigan limited liability company Greenleaf Living Center, LLC, a Michigan limited liability company